UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road,	Suite 210,
Berwyn,	Pennsylvania	19312
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 9, 2019, Triumph Group, Inc. (the “Company”) issued a press release announcing the pricing of an offering of $525 million in aggregate principal amount of its 6.250% Senior Secured Notes due 2024 (the “Notes”). A copy of the press release announcing the pricing of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act.

The Company has received the requisite consent of the lenders under its Third Amended and Restated Credit Agreement, dated as of November 19, 2013, as amended, to issue the Notes and expects to enter into the Eleventh Amendment to Third Amended and Restated Credit Agreement, by and among the Company, its subsidiary co-borrowers and guarantors, the administrative agent and the lenders party thereto (the “Eleventh Amendment”). The Company expects the Eleventh Amendment to become effective in connection with the completion of the offering of the Notes. Among other things, the Eleventh Amendment is expected to (i) permit the Company to incur indebtedness in respect of the Notes subject to the terms and conditions of an intercreditor agreement, (ii) extend the expiration date for the revolving line of credit to the date that is the earlier of (a) May 3, 2024 and (b) six months prior to the stated maturity date of the Notes, with participating lenders, (iii) lower the aggregate amount of revolving credit commitments to $600.0 million upon the earlier of completion of $100.0 million in certain asset sales or March 31, 2020, (iv) modify the senior secured leverage ratio to apply to all senior secured indebtedness and provide for a stepdown of the maximum level from 3.50 to 1.00 to 3.25 to 1.00 commencing with the fiscal quarter ending June 30, 2021, (v) add a maximum first-lien secured leverage ratio covenant of 2.50 to 1.00 and provide for a step down of the maximum level from 2.50 to 1.00 to 2.25 to 1.00 commencing with the fiscal quarter ending June 30, 2021, (vi) reduce the receivables facility carve-out from restricted indebtedness from $250.0 million to $125.0 million, and (vii) permit future asset sales and divestitures related to the Triumph Aerospace Structures business unit subject to customary terms and conditions and use of proceeds restrictions.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release announcing pricing of the Notes dated September 9, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 10, 2019	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President and Controller